Exhibit 23.02
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the use in this Registration Statement on Form S-8 of our reports dated June 27, 2006 with respect to the financial statements and financial statement schedule of Shutterfly, Inc. included in its Registration Statement Form S-1 (No. 333-135426) filed with the Securities and Exchange Commission.
/s/ PricewaterhouseCoopers LLP
San Jose, California
September 27, 2006